Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 15, 2006, relating to the financial statements of Freedom Acquisition Holdings, Inc., included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-136248) and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ ROTHSTEIN KASS & COMPANY, P.C.

Roseland, New Jersey
December 21, 2006